Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 22, 2026, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-298782) and related Prospectus of ADARx Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

September 14, 2026